Exhibit 10.13
EXECUTION COPY
CALL OPTION LETTER
October 31, 2005
The Tensar Corporation, LLC
5871 Glenridge Drive, Suite 330
Atlanta, GA 30328
          Re: Lease Financing and Purchase Option Agreement
Ladies and Gentlemen:
     We refer to the Lease Financing and Purchase Option Agreement, dated as of the Effective Date, among you, as lessee, TCO Funding Corp., as lessor, Tensar Holdings, and Credit Suisse, as administrative agent (the “Agreement”). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement. In consideration of your entering into the Agreement and undertaking the transactions contemplated by the Agreement, we have agreed to grant to you the options described below. We therefore agree with you as follows:
     SECTION 1. Call Option. We hereby grant to you an option (the “Call Option”) to purchase all or a portion (expressed as an undivided interest) of the Leased Assets on any date (the “Exercise Date”), exercisable by you by notice in writing in the form set out in Schedule 1 hereto (a “Call Option Notice”) signed by yourself and served not later than three (3) Business Days before such Exercise Date. Once given, a Call Option Notice may not be withdrawn. The exercise of the Call Option is conditioned upon your payment on such Exercise Date of a purchase price for the Leased Assets (or portion thereof) to be purchased (the “Option Purchase Price”), as calculated in accordance with Section 2 hereof.
     SECTION 2. Call Purchase Price.
     (a) If all of the Leased Assets then subject to the Agreement are to be purchased pursuant to an exercise of the Call Option, then the Option Purchase Price of the Leased Assets shall be an amount equal to the sum of (i) the unpaid Acquisition Cost of the Leased Assets then subject to the Agreement (after giving effect to any Rent payment to be made on such Exercise Date), plus (ii) the Rental Rate applicable to such Leased Assets due on or prior to the Exercise Date, calculated in accordance with Section l(c) of Schedule 6 to the Agreement plus (iii) if the Exercise Date does not fall on a Rent Payment Date, an amount equal to the product of (x) 0.90% multiplied by (y) the aggregate unpaid Acquisition Cost of such Leased Assets, multiplied by a fraction, the numerator of which equals the number of days remaining in the then current Rent Period and the denominator of which equals 360 (payment of the amount specified in this clause (iii) to be made without regard to any payment of Rent made or required to be made pursuant to the Agreement for such Leased Assets for all or any part of the Rent Period).

     (b) If less than all of the Leased Assets are to be purchased pursuant to an exercise of the Call Option, then the Option Purchase Price of the Leased Assets to be purchased shall be an amount equal to (i) the portion of the unpaid Acquisition Cost of the Leased Assets then subject to the Agreement (after giving effect to any Rent payment made on such Exercise Date) being purchased, plus (ii) U.S. $10.00, plus (iii) the Rental Rate applicable to such portion of the unpaid Acquisition Cost of the Leased Assets being purchased due on or prior to the Exercise Date, calculated in accordance with Section l(c) of Schedule 6 to the Agreement, plus (iv) if the Exercise Date does not fall on a Rent Payment Date, an amount equal to the product of (x) 0.90% multiplied by (y) the amount referenced in clause (i) of this sentence, multiplied by a fraction, the numerator of which equals the number of days remaining in the then current Rent Period and the denominator of which equals 360 (payment of the amount specified in this clause (iv) to be made without regard to any payment of Rent made or required to be made pursuant to the Agreement for such Leased Assets for all or any part of the Rent Period); provided, however, that such portion of the unpaid Acquisition Cost in respect of the Leased Assets that are being purchased must be in an amount of not less than $1,000,000 or an integral multiple of $500,000.
     SECTIONS 3. Reduction in Acquisition Cost; Title and Possession. Upon each utilization of the Call Option for less than all of the Leased Assets, the amount paid representing a payment of Acquisition Cost shall be applied against the unpaid Acquisition Cost of the Leased Assets pro rata as against the remaining scheduled payment installments of the unpaid Acquisition Cost set forth in Section l(b)(i) of Schedule 6 of the Agreement. After giving effect to an exercise of the Call Option, we shall update the Leased Assets Register to reflect any and every such reduction in the unpaid Acquisition Cost of the Leased Assets in connection with an exercise of the Call Option. In the event the Leased Assets Register reflects an unpaid Acquisition Cost of U.S. $0.00 after any exercise of the Call Option, property and title in all Leased Assets shall vest in and be accepted by you and property therein and title thereto shall be deemed to have passed on such delivery free from all security interests (except for the Liens in our favor for our benefit and the benefit of the Administrative Agent), but without any warranty by or recourse to us with regard to the condition or fitness of the Leased Assets or otherwise in any respect. Any passing of title hereunder shall be without prejudice to the accrued rights of the parties under the Agreement or under this letter. You acknowledge and agree that the Leased Assets, once title rests in you, shall be subject to the first priority security interests created under the Security Documents in our favor for our benefit and the benefit of the Administrative Agent.
     SECTION 4. Covenants. We hereby covenant and agree to complete and convey an acknowledgment of receipt of a Call Option Notice in the form set out in Schedule 2 hereto to you on the Exercise Date.
     SECTION 5. Assignments. These options and your rights hereunder are personal to you and may not be assigned and any such assignment shall be null and void. Our rights hereunder have been assigned as set forth in Section 13 of the Agreement.
     SECTION 6. Miscellaneous. The provisions concerning Survival; Expenses; Indemnity; Waiver of Jury Trial; etc. (Section 17), Notices (Section 25), Appointment of Administrative Agent (Section 28), and Miscellaneous (Section 29) of the Agreement are hereby incorporated by reference herein as if fully set forth herein, and all references therein to the Agreement, “hereunder”, “hereof” or words of similar effect shall be a reference to this letter.

2

     If you are in agreement with the terms of this Call Option Letter, please so indicate by signing this Call Option Letter in the space indicated below.

TCO FUNDING CORP.
By	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

THE TENSAR CORPORATION, LLC
By	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

CREDIT SUISSE, Cayman Islands Branch, as Administrative Agent
By	/s/ PHILLIP HO
Name: PHILLIP HO
	Title:	DIRECTOR

By	/s/ RIANKA MOHAN
	Name:	RIANKA MOHAN
	Title:	ASSOCIATE

[Signature Page to Call Option Letter]

SCHEDULE 1
CALL OPTION NOTICE
[Date]
TCO Funding Corp.
c/o Global Securitization Services, LLC
445 Broad Hollow Road — Suite 239
Melville, New York 11747

Re:	Call Option Letter — Call Option Notice — Lease Financing and Purchase Option Agreement dated as of October 31, 2005, among TCO Funding Corp., The Tensar Corporation, LLC, Tensar Holdings, Inc. and Credit Suisse (the “Agreement”)
Ladies and Gentlemen:
1.	We refer to the Call Option Letter. Terms defined in the Agreement have the same meaning herein.

2.	We hereby exercise our Call Option to purchase from you on [state the proposed purchase date] [a portion of all of the Leased Assets in the amount of U.S. $[ ][all of the Leased Assets].

THE TENSAR CORPORATION LLC
By
Name:
Title:

SCHEDULE 2
ACKNOWLEDGMENT
[Date]
The Tensar Corporation, LLC
5871 Glenridge Drive, Suite 330
Atlanta, GA 30328

Re:	Call Option Letter — Acknowledgment of Call Option Notice — Lease Financing and Purchase Option Agreement dated as of October 31, 2005, among TCO Funding Corp., The Tensar Corporation, LLC, Tensar Holdings, Inc. and Credit Suisse (the “Agreement”)
Ladies and Gentlemen:
1.	We refer to the Call Option Letter. Terms defined in the Agreement have the same meanings herein.

2.	We hereby confirm our receipt of your Call Option Notice and confirm that we will sell to you on [state the proposed purchase date], for the Option Purchase Price, [all of] [a portion of] Leased Assets pursuant to the Call Option Letter and the Agreement.

TCO FUNDING CORP.
By
Name:
Title: